Exhibit 99.1

Avalara Announces First Quarter 2020 Financial Results

First Quarter Total Revenue of $111.4 Million

Subscriptions and Returns Revenue Growth of 35% From First Quarter 2019

SEATTLE – May 7, 2020 – Avalara, Inc. (NYSE: AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced financial results for its first quarter ended March 31, 2020.

“Avalara continued to see strong growth at the start of 2020, driven by the delivery and adoption of our compliance automation suite by a variety of industries, segments, and regions,” said Scott McFarlane, co-founder and chief executive officer of Avalara. “We believe that our proven ability to drive efficiencies for our customers, our partners, and ourselves will be even more critical to deliver strong results during this unprecedented challenge.”

First Quarter 2020 Financial Results

•

Revenue: Total revenue was $111.4 million in the first quarter of 2020, up 31% from $85.0 million in the first quarter of 2019. Subscription and returns revenue was $105.5 million, up 35% from $78.2 million in the same period last year. Professional services revenue was $5.9 million, down 12% from $6.7 million in the same period last year.

•

Gross Profit: GAAP gross profit was $77.2 million in the first quarter of 2020, representing a 69% gross margin, compared to a GAAP gross profit of $59.7 million and a 70% gross margin in the first quarter of 2019. Non-GAAP gross profit was $79.6 million, representing a 71% non-GAAP gross margin, compared to a non-GAAP gross profit of $61.6 million and a 72% non-GAAP gross margin in the first quarter of 2019.

•

Operating Loss: GAAP operating loss was $19.7 million in the first quarter of 2020, compared to a GAAP operating loss of $10.8 million in the first quarter of 2019. Non-GAAP operating loss was $8.1 million, compared to a non-GAAP operating loss of $2.6 million in the first quarter of 2019.

•

Net Loss: GAAP net loss was $15.3 million in the first quarter of 2020, compared to a GAAP net loss of $10.4 million in the first quarter of 2019. Non-GAAP net loss was $3.7 million, compared to a non-GAAP net loss of $2.1 million in the first quarter of 2019.

•

Net Loss per Share: GAAP net loss per share was $0.20 based on 77.9 million weighted-average shares outstanding in the first quarter of 2020, compared to a GAAP net loss per share of $0.15 based on 68.4 million weighted-average shares outstanding in the first quarter of 2019. Non-GAAP net loss per share was $0.05 in the first quarter of 2020, compared to a non-GAAP net loss per share of $0.03 in the first quarter of 2019.

•

Deferred Revenue: Total deferred revenue was $165.4 million at March 31, 2020, up from $161.2 million at December 31, 2019. The current portion of deferred revenue was $164.7 million at March 31, 2020, up from $160.3 million at December 31, 2019.

•

Cash: Net cash used in operating activities was $24.3 million in the first quarter of 2020, compared to $10.4 million used in operating activities in the first quarter of 2019. Free cash flow was negative $25.9 million in the first quarter of 2020, compared to negative $12.5 million in the first quarter of 2019. Cash and cash equivalents totaled $450.5 million at March 31, 2020 compared to $467.0 million at December 31, 2019.

•	Calculated Billings: Calculated billings were $116.7 million in the first quarter of 2020, compared to calculated billings of $96.4 million in the first quarter of 2019.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

First Quarter 2020 Operating Highlights

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Key Metrics: We ended the first quarter of 2020 with approximately 12,710 core customers, up from approximately 11,960 core customers at the end of the previous quarter and approximately 9,700 in the first quarter of 2019, a 31% increase year-over-year. Our net revenue retention rate was 109% in the first quarter of 2020 and has averaged 111% over the last four quarters.

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Appointed Brian Sharples to Board of Directors: We announced the appointment of global business leader and strategist Brian Sharples to our board of directors. Sharples is co-founder and former CEO of HomeAway, a leading online marketplace of vacation rentals, and currently serves on the board of directors for Yelp, GoDaddy, RVShare, Fexy Media, and Ally Financial Group. Prior to founding HomeAway, Mr. Sharples was President and CEO of IntelliQuest Information Group, a supplier of marketing data and research to Fortune 500 technology companies. He has been an active angel investor since 2001 and has made early stage investments in more than 30 companies since that time. He has more than 30 years of experience working with leaders, boards, and global teams to help technology companies establish their brand strategy and scale. Mr. Sharples joins the Avalara board after the recent addition of Bill Ingram, Avalara’s CFO from 2015 until March 2020. Avalara also announced that Justin Sadrian, a managing director at Warburg Pincus LLC, will be leaving its board of directors when his current term ends in June 2020.

Financial Outlook

Based on the unprecedented conditions associated with the novel coronavirus (COVID-19) pandemic, the Company is updating its financial outlook for the full year 2020 and providing the following financial outlook for the second quarter.

For the second quarter of 2020, the Company currently expects:

•	Total revenue between $109 and $111 million.
•	Non-GAAP operating loss between $8 and $9 million.

For the full year 2020, the Company currently expects:

•	Total revenue between $455 and $465 million.
•	Non-GAAP operating loss between $18 and $22 million.

Conference Call Information

Avalara will host a conference call at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) today, May 7, 2020, to discuss its financial results and business highlights. The conference call can be accessed by dialing (844) 882-5970 from the United States and Canada or (647) 253-8697 internationally with conference ID 4577413. A live webcast of the call will also be available on the Avalara investor relations website at investor.avalara.com.

A telephone replay of the conference call will be available until 8:59 p.m. Pacific Time on Thursday, May 14, 2020 and a webcast replay will also be archived at investor.avalara.com. The telephone replay will be available by dialing (800) 585-8367 from the United States and Canada or (416) 621-4642 internationally with conference ID 4577413.

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Canada, the U.K., Belgium, Brazil, and India. More information at www.avalara.com.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about our financial outlook for the second quarter and full year 2020. In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; the impact of the novel coronavirus (COVID-19) pandemic and any associated economic downturn on our business operations, results, and financial position; the timing of our introduction of new solutions or updates to existing solutions; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to maintain and expand our strategic relationships with third parties; our ability to deliver our solutions to customers without disruption or delay; our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance; our ability to expand our international reach; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, free cash flow, and calculated billings, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

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We calculate non-GAAP cost of revenue, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense as GAAP cost of revenue, GAAP research and development expense, GAAP sales and marketing expense, and GAAP general and administrative expense before stock-based compensation expense and the amortization of acquired intangible assets included in each of the expense categories.

•

We calculate non-GAAP gross profit as GAAP gross profit before stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue. We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue as a percentage of revenue.

•

We calculate non-GAAP operating loss as GAAP operating loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments. We calculate non-GAAP net loss as GAAP net loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments.

•	We calculate non-GAAP net loss per share as non-GAAP net loss divided by weighted average shares outstanding.
•	We define free cash flow as net cash (used in) provided by operating activities less cash used for the purchases of property and equipment.
•

We define calculated billings as total revenue plus the changes in deferred revenue and contract liabilities in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as a potential indicator of future subscription revenue, the actual timing of which will be affected by several factors, including subscription start date and duration.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. We believe that non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies.

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures primarily because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Our definitions of these non-GAAP financial measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP financial measures in conjunction with the related GAAP financial measure.

Definitions of Key Business Metrics

We also use the key business metrics of core customers and net revenue retention rate.

Core Customers

We believe core customers is a key indicator of our market penetration, growth, and potential future revenue. We use core customers as a metric to focus our customer count reporting on our primary target market segment. We define a core customer as:

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a unique account identifier in our primary U.S. billing systems (multiple companies or divisions within a single consolidated enterprise that each have a separate unique account identifier are each treated as separate customers);

•	that is active as of the measurement date; and
•	for which we have recognized, as of the measurement date, greater than $3,000 in total revenue during the last twelve months.

Currently, our core customer count includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries and certain legacy billing systems that have not been integrated into our primary U.S. billing systems (e.g., our lodging tax compliance solution). As we increase our international operations and sales in future periods, we may add customers billed from our international subsidiaries to the core customer metric.

We also have a substantial number of customers of various sizes who do not meet the revenue threshold to be considered a core customer. These customers provide us with market share and awareness, and we anticipate that some may grow into core customers. We believe there is strategic value to addressing the small business and self-serve segment of the marketplace.

Net Revenue Retention Rate

We believe that our net revenue retention rate provides insight into our ability to retain and grow revenue from our customers, as well as their potential long-term value to us. We also believe it reflects the stability of our revenue base, which is one of our core competitive strengths. We calculate our net revenue retention rate by dividing (a) total revenue in the current quarter from any billing accounts that generated revenue during the corresponding quarter of the prior year by (b) total revenue in such corresponding quarter from those same billing accounts. This calculation includes changes during the period for such billing accounts, such as additional solutions purchased, changes in pricing and transaction volume, and terminations, but does not reflect revenue for new billing accounts added during the one-year period.

Currently, our net revenue retention rate includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy billing systems primarily related to past acquisitions.

Reported Consolidated Results

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2020	2019
Revenue:
Subscription and returns	$105,546	$78,231
Professional services	5,897	6,739
Total revenue	111,443	84,970
Cost of revenue:
Subscription and returns	29,517	20,978
Professional services	4,737	4,329
Total cost of revenue (2)	34,254	25,307
Gross profit	77,189	59,663
Operating expenses:
Research and development (2)	25,847	15,956
Sales and marketing (1)(2)	49,634	39,319
General and administrative (2)	21,388	15,234
Total operating expenses	96,869	70,509
Operating loss	(19,680)	(10,846)
Other (income) expense:
Interest income	(1,442)	(767)
Interest expense	—	111
Other (income) expense, net	(3,372)	48
Total other (income) expense, net	(4,814)	(608)
Loss before income taxes	(14,866)	(10,238)
Provision for (benefit from) income taxes	417	116
Net loss	$(15,283)	$(10,354)

Net loss per share attributable to common shareholders, basic and diluted	$(0.20)	$(0.15)
Weighted average shares of common stock outstanding, basic and diluted	77,904	68,381

(1) In preparing our 2019 annual financial statements, we discovered an immaterial error in recording deferred sales commissions for the first three quarters of 2019 impacting our previously reported quarterly financial results. We have presented the corrected consolidated statements of operations data for the first quarter of 2019. The correction to sales commission expense resulted in additional sales and marketing expenses of $1.1 million for the three months ended March 31, 2019.

	For the Three Months Ended March 31,
(2) The stock-based compensation expense included above was as follows:	2020	2019
Cost of revenue	$1,196	$741
Research and development	2,394	1,292
Sales and marketing	2,815	2,169
General and administrative	3,326	2,358
Total stock-based compensation	$9,731	$6,560

The amortization of acquired intangibles included above was as follows:

Cost of revenue	$1,230	$1,170
Research and development	—	—
Sales and marketing	607	505
General and administrative	4	3
Total amortization of acquired intangibles	$1,841	$1,678

AVALARA, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$450,535	$466,950
Trade accounts receivable—net of allowance for doubtful accounts	53,797	51,644
Deferred commissions	9,676	9,279
Prepaid expenses and other current assets	18,872	14,127
Total current assets before customer fund assets	532,880	542,000
Funds held from customers	28,096	24,383
Receivable from customers—net of allowance for doubtful accounts	588	420
Total current assets	561,564	566,803
Noncurrent assets:
Deferred commissions	30,990	29,137
Operating lease right-of-use assets—net	53,929	49,321
Property and equipment—net	34,185	34,997
Intangible assets—net	20,949	22,932
Goodwill	101,035	101,224
Other noncurrent assets	3,237	2,853
Total assets	$805,889	$807,267

Liabilities and shareholders' equity
Current liabilities:
Trade payables	15,289	11,693
Accrued expenses	45,187	62,104
Deferred revenue	164,699	160,271
Accrued earnout liabilities	3,671	4,120
Operating lease liabilities	10,140	8,756
Total current liabilities before customer fund obligations	238,986	246,944
Customer fund obligations	28,817	24,783
Total current liabilities	267,803	271,727
Noncurrent liabilities:
Deferred revenue	670	970
Accrued earnout liabilities	—	9,835
Operating lease liabilities	59,887	58,301
Deferred tax liability	399	337
Other noncurrent liabilities	836	2,375
Total liabilities	329,595	343,545
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	8	8
Additional paid-in capital	1,003,857	976,627
Accumulated other comprehensive loss	(2,094)	(2,719)
Accumulated deficit	(525,477)	(510,194)
Total shareholders’ equity	476,294	463,722
Total liabilities and shareholders' equity	$805,889	$807,267

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	(15,283)	$(10,354)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation	9,731	6,560
Depreciation and amortization	4,091	3,681
Deferred tax expense	62	39
Non-cash operating lease costs (1)	1,956	1,054
Non-cash change in earnout liability	(2,509)	—
Non-cash bad debt expense	631	222
Other	192	58
Changes in operating assets and liabilities:
Trade accounts receivable	(2,750)	(5,535)
Prepaid expenses and other current assets	(4,745)	(1,705)
Deferred commissions	(2,250)	(5,266)
Other noncurrent assets	(384)	(236)
Trade payables	3,659	3,590
Accrued expenses	(18,568)	(10,373)
Deferred revenue	4,128	9,031
Operating lease liabilities (1)	(2,230)	(1,187)
Net cash used in operating activities	(24,269)	(10,421)
Cash flows from investing activities:
Purchase of property and equipment	(1,600)	(2,114)
Cash paid for acquisitions of businesses	—	(17,310)
Cash paid for acquired intangible assets	—	(131)
Net increase in customer fund assets	(3,915)	(7,224)
Net cash used in investing activities	(5,515)	(26,779)
Cash flows from financing activities:
Payments of deferred financing costs	—	(39)
Proceeds from exercise of stock options	7,928	27,311
Proceeds from purchases of stock under employee stock purchase plan	5,716	7,664
Taxes paid related to net share settlement of stock-based awards	—	(93)
Payment related to business combination earnouts	(3,760)	—
Net increase in customer fund obligations	3,915	7,143
Net cash provided by financing activities	13,799	41,986
Foreign currency effect on cash and cash equivalents	(365)	(230)
Net change in cash and cash equivalents	(16,350)	4,556
Cash and cash equivalents—Beginning of period	466,950	142,322
Cash and cash equivalents—End of period	$450,600	$146,878

(1) Avalara adopted the new lease accounting standard as of January 1, 2019 in our Annual Report on Form 10-K for the year ended December 31, 2019. We have presented cash flows from operating activities for the quarter ended March 31, 2019 to include adjustments for the adoption of the new lease accounting standard. The adjustments do not impact previously disclosed net cash used in operating activities.

AVALARA, INC.

UNAUDITED PRESENTATION AND RECONCILIATION TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

The following schedules reflect our non-GAAP financial measures and reconcile our non-GAAP financial measures to the related GAAP financial measures:

Summary of Non-GAAP Financial Measures:

	For the Three Months Ended March 31,
	2020	2019
Non-GAAP cost of revenue	$31,828	$23,396
Non-GAAP gross profit	79,615	61,574
Non-GAAP gross margin	71%	72%
Non-GAAP research and development expense	$23,453	$14,664
Non-GAAP sales and marketing expense	46,212	36,645
Non-GAAP general and administrative expense	18,058	12,873
Non-GAAP operating loss	(8,108)	(2,608)
Non-GAAP net loss	(3,711)	(2,116)
Non-GAAP net loss per share	(0.05)	(0.03)
Free cash flow	$(25,869)	$(12,535)

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended March 31,
	2020	2019
Reconciliation of Non-GAAP Cost of Revenue:
Cost of revenue	$34,254	$25,307
Stock-based compensation expense	(1,196)	(741)
Amortization of acquired intangibles	(1,230)	(1,170)
Non-GAAP Cost of Revenue	$31,828	$23,396

Reconciliation of Non-GAAP Gross Profit:
Gross Profit	$77,189	$59,663
Stock-based compensation expense	1,196	741
Amortization of acquired intangibles	1,230	1,170
Non-GAAP Gross Profit	$79,615	$61,574

Reconciliation of Non-GAAP Gross Margin:
Gross margin	69%	70%
Stock-based compensation expense as a percentage of revenue	1%	1%
Amortization of acquired intangibles as a percentage of revenue	1%	1%
Non-GAAP Gross Margin	71%	72%

Reconciliation of Non-GAAP Research and Development Expense:
Research and development	$25,847	$15,956
Stock-based compensation expense	(2,394)	(1,292)
Amortization of acquired intangibles	—	—
Non-GAAP Research and Development Expense	$23,453	$14,664

Reconciliation of Non-GAAP Sales and Marketing Expense:
Sales and marketing	$49,634	$39,319
Stock-based compensation expense	(2,815)	(2,169)
Amortization of acquired intangibles	(607)	(505)
Non-GAAP Sales and Marketing Expense	$46,212	$36,645

Reconciliation of Non-GAAP General and Administrative Expense:
General and administrative	$21,388	$15,234
Stock-based compensation expense	(3,326)	(2,358)
Amortization of acquired intangibles	(4)	(3)
Non-GAAP General and Administrative Expense	$18,058	$12,873

	For the Three Months Ended March 31,
	2020	2019
Reconciliation of Non-GAAP Operating Loss:
Operating loss	$(19,680)	$(10,846)
Stock-based compensation expense	9,731	6,560
Amortization of acquired intangibles	1,841	1,678
Non-GAAP Operating Loss	$(8,108)	$(2,608)

Reconciliation of Non-GAAP Net Loss:
Net loss	$(15,283)	$(10,354)
Stock-based compensation expense	9,731	6,560
Amortization of acquired intangibles	1,841	1,678
Non-GAAP Net Loss	$(3,711)	$(2,116)

Reconciliation of Non-GAAP Net Loss Per Share:
Net loss per share	$(0.20)	$(0.15)
Stock-based compensation expense per share	0.12	0.10
Amortization of acquired intangibles per share	0.02	0.02
Non-GAAP Net Loss Per Share	$(0.05)	$(0.03)

Free Cash Flow:
Net cash used in operating activities	$(24,269)	$(10,421)
Purchases of property and equipment	(1,600)	(2,114)
Free Cash Flow	$(25,869)	$(12,535)

AVALARA, INC.

UNAUDITED PRESENTATION OF CALCULATED BILLINGS AND RECONCILIATION TO REVENUE

	Three Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019 (1)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Total revenue	$111,443	$107,627	$98,525	$91,299	$84,970	$76,923	$69,919	$63,879
Add:
Deferred revenue (end of period)	165,369	161,241	148,466	138,811	132,714	134,653	118,209	109,344
Contract liabilities (end of period)	6,330	5,197	4,843	4,508	4,208	—	—	—
Impact of adoption of ASC 606 on deferred revenue	—	—	—	—	11,250	—	—	—
Less:
Deferred revenue (beginning of period)	(161,241)	(148,466)	(138,811)	(132,714)	(134,653)	(118,209)	(109,344)	(103,878)
Contract liabilities (beginning of period)	(5,197)	(4,843)	(4,508)	(4,208)	—	—	—	—
Impact of adoption of ASC 606 on contract liabilities	—	—	—	—	(2,090)	—	—	—
Calculated billings	$116,704	$120,756	$108,515	$97,696	$96,399	$93,367	$78,784	$69,345

(1)	The first quarter of 2019 includes reconciling adjustments to exclude the one-time impact of adoption of ASC 606 as of January 1, 2019.

AVALARA, INC.

UNAUDITED PRESENTATION OF KEY BUSINESS METRICS

	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Number of core customers (as of end of period)	12,710	11,960	11,240	10,430	9,700	9,070	8,490	8,080
Net revenue retention rate	109%	111%	113%	111%	107%	108%	105%	108%

Investor Contact

Greg McDowell

ICR, LLC

investor@avalara.com

206-641-2425

Media Contact

Jesse Hamlin

Avalara

media@avalara.com

518-281-0631